UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 5, 2008

                 The South Financial Group, Inc.

(Exact name of Company as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification Number)

102 South Main Street, Greenville, South Carolina       29601

(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 5, 2008, The South Financial Group, Inc. (the “Company”) entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury Department”), pursuant to which the Company agreed to issue 347,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008-T (the “Series 2008-T Preferred Stock”), having a liquidation amount per share equal to $1,000, for a total price of $347,000,000. The Series 2008-T Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. The Company may not redeem the Series 2008-T Preferred Stock prior to the first dividend payment date after the third anniversary of the original issuance date (i.e. February 15, 2012) except with the proceeds from a “qualified equity offering” (as defined in the Articles of Amendment described in Item 5.03). After February 15, 2012, the Company may, at its option, redeem the Series 2008-T Preferred Stock at par value plus accrued and unpaid dividends. The Series 2008-T Preferred Stock is generally non-voting. Prior to December 5, 2011, unless the Company has redeemed the Series 2008-T Preferred Stock or the Treasury Department has transferred the Series 2008-T Preferred Stock to a third party, the consent of the Treasury Department will be required for the Company to increase its common stock dividend or repurchase its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. A consequence of the Series 2008-T Preferred Stock purchase includes certain restrictions on executive compensation that could limit the tax deductibility of compensation the Company pays to executive management. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

As part of its purchase of the Series 2008-T Preferred Stock, the Treasury Department received a warrant (the “Warrant”) to purchase 10,106,796 shares of the Company’s common stock at an initial per share exercise price of $5.15. The Warrant provides for the adjustment of the exercise price and the number of shares of the Company’s common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of the Company’s common stock, and upon certain issuances of the Company’s common stock at or below a specified price relative to the initial exercise price. The Warrant expires ten years from the issuance date. If, on or prior to December 31, 2009, the Company receives aggregate gross cash proceeds of not less than $347,000,000 from “qualified equity offerings” announced after October 13, 2008, the number of shares of common stock issuable pursuant to the Treasury Department’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, the Treasury Department has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference. Both the Series 2008-T Preferred Stock and the Warrant will be accounted for as components of Tier 1 capital.

The Series 2008-T Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of the Treasury Department at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series 2008-T Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series 2008-T Preferred Stock, may be issued. The Company has agreed to register the Series 2008-T Preferred Stock, the Warrant, the shares of common stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series 2008-T Preferred Stock and the Warrant. Neither the Series 2008-T Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury Department may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the Company’s receipt of aggregate gross proceeds of not less than $347,000,000 in one or more “qualified equity offerings” and (ii) December 31, 2009.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Prior to December 5, 2011, unless the Company has redeemed the Series 2008-T Preferred Stock or the Treasury Department has transferred the Series 2008-T Preferred Stock to a third party, the consent of the Treasury Department will be required for the Company to (1) declare or pay any dividend or make any distribution on its common stock (other than regular quarterly cash dividends of not more than $0.01 per share of common stock,) or (2) redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

In addition, under the Articles of Amendment described in Item 5.03, the Company’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay (or set aside for payment) full dividends on the Series 2008-T Preferred Stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the Purchase Agreement, the Company amended certain employment agreements to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the date of issuance of the Series 2008-T Preferred Stock and the Warrant. The applicable executive compensation requirements apply to the compensation of the Company’s “senior executive officers” (the “SEOs”). Consistent with its obligations under the Purchase Agreement, prior to December 5, 2008, the Company entered into amendments to its compensation arrangements with each of the SEOs, among other things, to (1) limit such senior executive officer’s compensation so as not to exceed the amount allowable under Section 111(b) of the EESA and applicable rules and regulations, and (2) provide that to the extent required by the Treasury Department or the EESA and applicable rules and regulations, any bonus or incentive compensation paid to the executive will be subject to recovery by the Company if the payments were based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate. Each of these requirements applies during the period that the Treasury Department owns any securities acquired under the Purchase Agreement and within the meaning of Section 111(b) of the EESA.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2008, the Company filed with the South Carolina Secretary of State an Articles of Amendment (the “Articles of Amendment”) for the purpose of amending its Articles of Incorporation to fix the preferences, limitations and relative rights of the Series 2008-T Preferred Stock.

The Articles of Amendment for the Series 2008-T Preferred Stock is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On November 28, 2008, the Company filed a shelf registration statement on Form S-3ASR with the Securities and Exchange Commission, which replaced the Company’s existing shelf registration statement that was expiring on December 1, 2008. This new shelf registration statement was filed as a result of the expiration of the prior shelf registration statement and not to facilitate any presently-contemplated transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.

Exhibit	Description
3.1	Articles of Amendment for the Series 2008-T Preferred Stock dated December 3, 2008
4.1	Form of Certificate for the Series 2008-T Preferred Stock
4.2	Warrant for Purchase of Shares of Common Stock
10.1

Letter Agreement, dated December 5, 2008, between The South Financial Group, Inc. and the United States Department of the Treasury with respect to the issuance and sale of the Series 2008-T Preferred Stock and the Warrant

99.1	Press Release dated December 5, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       THE SOUTH FINANCIAL GROUP, INC.

December 11, 2008	By:	/s/ William P. Crawford, Jr.

William P. Crawford, Jr.

Executive Vice President and General Counsel

Exhibit Index

Exhibit	Description
3.01	Articles of Amendment for the Series 2008-T Preferred Stock dated December 3, 2008
4.01	Form of Certificate for the Series 2008-T Preferred Stock
4.02	Warrant for Purchase of Shares of Common Stock
10.1

Letter Agreement, dated December 5, 2008, between The South Financial Group, Inc. and the United States Department of the Treasury with respect to the issuance and sale of the Series 2008-T Preferred Stock and the Warrant

99.1	Press Release dated December 5, 2008

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